As filed with the U.S. Securities and Exchange Commission on March 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATRECA, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3723255
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

835 Industrial Road, Suite 400,

San Carlos, California 94070

(650) 595-2595

(Address of principal executive offices) (Zip code)

Atreca, Inc. 2019 Equity Incentive Plan

Atreca, Inc. 2019 Employee Stock Purchase Plan

Atreca, Inc. 2023 Inducement Plan

Non-Plan Inducement Stock Option Grant

(Full titles of the plans)

John A. Orwin

President and Chief Executive Officer

Atreca, Inc.

835 Industrial Road, Suite 400,

San Carlos, California 94070

(650) 595-2595

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Michael E. Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ◻

EXPLANATORY NOTE

Atreca, Inc. (the “Registrant”) is filing this Registration Statement for the purpose of registering (a) an additional 1,562,695 shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Common Stock”) to be issued pursuant to the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”) and (b) an additional 390,673 shares of Common Stock to be issued pursuant to the Registrant’s 2019 Employee Stock Purchase Plan (the “2019 ESPP”). These shares being registered pursuant to this Registration Statement are the same class as, and in addition to, other securities for which earlier registration statements related to the 2019 Plan and 2019 ESPP were filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2019 (File No. 333-232278), March 11, 2020 (File No. 333-237090), February 26, 2021 (File No. 333-253577) and March 24, 2022 (File No. 333- 263804) (collectively, the “Prior Registration Statements”). In accordance with General Instruction E of Form S-8, and only with respect to the Common Stock issuable under the 2019 Plan and the 2019 ESPP, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, to the extent not superseded hereby.

The Registrant is also filing this Registration Statement with the Commission to register (a) 350,000 shares of Common Stock issuable upon the exercise of a non-statutory stock option, with an exercise price of $1.37 per share, granted to Philippe C. Bishop (the “Inducement Grant”) and (b) 1,000,000 shares of Common Stock to be issued pursuant to the Registrant’s 2023 Inducement Plan (the “Inducement Plan”).

The Inducement Grant has been granted outside of the 2019 Plan but remains subject to the terms and conditions of such 2019 Plan. The Inducement Grant was granted as an inducement material to Dr. Bishop entering into employment with the Registrant in accordance with the “inducement” grant exception under Nasdaq Listing Rule 5635(c)(4) (“Rule 5635(c)(4)”). The Inducement Grant is unvested and unexercisable as of the date of this Registration Statement.

On February 9, 2023 the Registrant’s board of directors adopted the Inducement Plan pursuant to which the Registrant reserved 1,000,000 shares of Common Stock to be used exclusively for grants of equity-based awards to individuals who were not previously employees or directors of the Registrant, as an inducement material to the individual’s entry into employment with the Registrant within the meaning of Rule 5635(c)(4). The Inducement Plan provides for the grant of equity-based awards in the form of (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards, (vi) performance stock awards, and (vii) other stock awards. The Inducement Plan was adopted by the Registrant’s board of directors without stockholder approval pursuant to Rule 5635(c)(4).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

ITEM 3.INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)The contents of the Prior Registration Statements;
(b)The Registrant’s Annual Report on Form 10-K (File No. 001-38935) for the fiscal year ended December 31, 2022, filed with the Commission on March 29, 2023 (the “2023 Form 10-K”);

(c)All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the 2023 Form 10-K (other than information in any Current Report on Form 8-K deemed to have been furnished and not filed in accordance with the rules of the Commission and, except as may be noted in any such Form 8-K, exhibits filed on such Form 8-K that are related to such information);
(d)The description of the Registrant’s Common Stock filed as Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-38935) for the fiscal year ended December 31, 2020, filed with the Commission on February 26, 2021, including any amendment or report filed with the Commission for the purpose of updating such description; and
(e)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s amended and restated certificate of incorporation permits indemnification of the Registrant’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and executive officers, whereby it has agreed to indemnify its directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or executive officer was, or is threatened to be made, a party by reason of the fact that such director or executive officer is or was a director, executive officer, employee or agent of the Registrant, provided that such director or executive officer acted in good faith and in a manner that the director or executive officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving any of the directors or executive officers of the Registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

ITEM 8.EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect	8-K	001-38935	3.1	June 26, 2019
4.2	Form of Amended and Restated Bylaws of the Registrant, as currently in effect	8-K	001-38935	3.2	June 26, 2019
4.3	Form of Class A Common Stock Certificate	8-K	001-38935	4.1	June 26, 2019
5.1*	Opinion of Cooley LLP	–	–	–	–
23.1*	Consent of Cooley LLP (included in Exhibit 5.1)	–	–	–	–
23.2*	Consent of WithumSmith+Brown PC, Independent Registered Public Accounting Firm	–	–	–	–
24.1*	Power of Attorney (included on the signature page of this Form S-8)	–	–	–	–
99.1	2019 Equity Incentive Plan, and forms of agreements thereunder	S-8	333-232278	99.2	June 21, 2019
99.2	2019 Employee Stock Purchase Plan	S-8	333-232278	99.3	June 21, 2019
99.3*	Stock Option Grant Notice (Inducement Grant Outside of 2019 Equity Incentive Plan), by and between the Registrant and Philippe C. Bishop	–	–	–	–
99.4*	Inducement Grant Outside of 2019 Equity Incentive Plan Option Agreement by and between the Registrant and Philippe C. Bishop	–	–	–	–
99.5	2023 Inducement Plan	10-K	001-38935	10.23	March 29, 2023
99.6	Forms of grant notice, stock option agreement and notice of exercise under the 2023 Inducement Plan	10-K	001-38935	10.24	March 29, 2023
99.7	Forms of restricted stock unit grant notice and award agreement under the 2023 Inducement Plan	10-K	001-38935	10.25	March 29, 2023
107*	Filing Fee Table	–	–	–	–

*	Filed herewith.

Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:

(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Carlos, State of California, on this 29th day of March, 2023.

ATRECA, INC.

By:	/s/ John A. Orwin
John A. Orwin
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John A. Orwin, Tito A. Serafini and Herbert Cross, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN A. ORWIN	Director, President and Chief Executive Officer	March 29, 2023
John A. Orwin	(Principal Executive Officer)

/s/ HERBERT CROSS	Chief Financial Officer	March 29, 2023
Herbert Cross	(Principal Financial and Accounting Officer)

/s/ BRIAN ATWOOD	Chairman of the Board of Directors	March 29, 2023
Brian Atwood

/s/ KRISTINE M. BALL	Director	March 29, 2023
Kristine M. Ball

/s/ FRANKLIN BERGER	Director	March 29, 2023
Franklin Berger

/s/ DAVID LACEY	Director	March 29, 2023
David Lacey

/s/ WILLIAM H. ROBINSON	Director	March 29, 2023
William H. Robinson, M.D., Ph. D.

/s/ STACEY MA	Director	March 29, 2023
Stacey Ma, Ph.D.

/s/ STEPHEN BRADY	Director	March 29, 2023
Stephen Brady

/s/ LINDSEY ROLFE	Director	March 29, 2023
Lindsey Rolfe, BSc, MB ChB, MRCP, FFPM

/s/ TITO A. SERAFINI	Director and Chief Strategy Officer	March 29, 2023
Tito A. Serafini, Ph.D.